EXHIBIT 3(b)

                             BY-LAWS
                               OF
                  CUMMINS ENGINE COMPANY, INC.
                  ___________________________

     (As amended and restated effective as of February 9, 1999)


                            ARTICLE I
                      Meetings of Shareholders
                      ________________________

Section 1.1. Annual Meetings. Annual meetings of the shareholders of the Corporation shall be held each year on such date, at such hour and at such place within or without the State of Indiana as shall be designated by the Board of Directors. In the absence of such designation, the meeting shall be held on the first Tuesday of April of each year at the principal office of the Corporation at 11:00 a.m. (local time). The Board of Directors may, by resolution, change the date or time of such annual meeting. If the day fixed for any annual meeting of shareholders shall fall on a legal holiday, then such annual meeting shall be held on the first following business day that is not a legal holiday.

Section 1.2. Special Meetings. Special meetings of the shareholders of the Corporation may be called at any time only by the Board of Directors or the Chairman of the Board.

Section 1.3. Proper Business. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days in advance of the Originally Scheduled Date of such meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the date specified in these By-Laws as the date of the annual meeting if the Board of Directors does not determine otherwise, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Schedule Date of such meeting). Any such notification by a shareholder shall set forth as to each matter the shareholder proposes to bring before the meeting (a) brief description of the business described to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the shareholder proposing such business, (c) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (d) any material interest of the shareholder in such business. To be properly brought before a special meeting of shareholders called pursuant to Section 1.2, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or must otherwise be properly brought before the meeting by or at the direction of the Board of Directors. No business shall be conducted at a meeting of shareholders except in accordance with this paragraph, and the chairman of any meeting of shareholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures. For purposes of these By-Laws, the "Originally Scheduled Date" of any meeting of shareholders shall be the date such meeting is scheduled to occur in the notice of such meeting first given to shareholders regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

Section 1.4. Notices. A written notice, stating the date, time and place of any meeting of the shareholders, and in the case of a special meeting the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each shareholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of shareholders' meetings, if mailed, shall be mailed, postage prepaid, to each shareholder at the shareholder's address shown in the Corporation's current record of shareholders.

     Except as provided by the Indiana Business Corporation Law or the Corporation's Restated Articles of Incorporation, notice of a meeting of shareholders is required to be given only to shareholders entitled to vote at the meeting; provided, however, notice of a meeting of shareholders shall be given to shareholders not entitled to vote if a purpose for the meeting is to vote on any amendment to the Corporation's Restated Articles of Incorporation, a merger or share exchange to which the Corporation would be a party, a sale of the Corporation's assets, or dissolution of the Corporation.

     A shareholder or the shareholder's proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A shareholder's attendance at a meeting, whether in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or the shareholder's proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or the shareholder's proxy objects to considering the matter when it is presented. Each shareholder who has in the matter above provided waived notice or objection to notice of a shareholders' meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

     If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, unless a new record date is or must be established for the adjourned meeting.

Section 1.5. Voting. Except as otherwise provided by the Indiana Business Corporation Law or the Corporation's Restated Articles of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of shareholders and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or the record holder's proxy, to one (1) vote on each matter voted on at the meeting.

Section 1.6. Quorum. Unless the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law provides otherwise, at all meetings of shareholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a shareholders' meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of shareholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 1.7. Vote Required to Take Action. If a quorum exists as to a matter to be considered at a meeting of shareholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation's Restated Articles of Incorporation or the Indiana Business Corporation Law require a greater number of affirmative votes. Directors shall be elected by a plurality of the votes properly cast.

Section 1.8. Record Date. Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any shareholders' meeting as shall appear as shareholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be earlier than the date seventy (70) days immediately preceding the meeting. In the absence of such determination, the record date shall be the fiftieth (50th) day immediately preceding the date of such meeting. Unless otherwise provided by the Board of Directors, shareholders shall be determined as of the close of business on the record date.

Section 1.9. Proxies. A shareholder's shares may be voted either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder (including authorizing the proxy to receive, or to waive, notice of any shareholders' meetings within the effective period of such proxy) by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes and is effective for eleven
(11) months unless a shorter or longer period is expressly provided in the appointment form. The proxy's authority may be limited to a particular meeting or may be general and authorize the proxy to represent the shareholder at any meeting of shareholders held within the time provided in the appointment form. Subject to the Indiana Business Corporation Law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

Section 1.10. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in the Chairman's absence, a person designated by the Chairman shall act as a chairman. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary's absence, the chairman shall appoint a secretary.

Section 1.11. Voting Lists. At least five business days before each meeting of shareholders, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting. Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any shareholder during the holding of such meeting. The original stock register or transfer book, or a duplicate thereof, kept in this state, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

Section 1.12. Inspectors of Election. The Board of Directors may appoint Inspectors of Election to serve at meetings of shareholders. If, at the time of any meeting, any Inspector so appointed shall be absent, the presiding officer may appoint an Inspector to serve in place of the absent Inspector.

Section 1.13.  Conduct of Meeting.  At any meeting of
shareholders of the Corporation, the Chairman of the Board (or, in the absence of the Chairman of the Board, such person designated by the Chairman pursuant to Section 1.10 of these By-
Laws) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto.


                            ARTICLE II
                            Directors
                            _________

Section 2.1. Number, Qualification and Terms. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of Directors shall be fixed by resolution of the Board of Directors from time to time. It shall be the policy of the Corporation that no person seventy-two years of age or more shall be elected to the Board of Directors. Any Director who attains the age of seventy-two years during the Director's term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.

     Each Director shall be elected for a term of office to expire at the annual meeting of shareholders next following the Director's election, except that each Director elected pursuant to Section 2.2 of this Article II shall hold office until the next annual meeting of shareholders. Despite the expiration of a Director's term, the Director shall continue to serve until the Director's successor is elected and qualified, or until the earlier of the Director's death, resignation, disqualification or removal, or until there is a decrease in the number of Directors.

     The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 2.2. Vacancies. Any vacancy occurring in the Board of Directors, from whatever cause arising, including an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum) until the next annual meeting of the shareholders.

Section 2.3. Quorum and Vote Required to Take Action. A majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies; provided that less than two Directors shall not constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana Business Corporation Law, the Corporation's Restated Articles of Incorporation or these By-Laws.

Section 2.4. Regular Meetings. The Board of Directors shall meet regularly, without notice, at such times and places as may be specified from time to time by the Board of Directors or the Chairman of the Board (but no fewer than one time annually) for the purpose of transacting such business as properly may come before the meeting.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the Directors upon not less than twenty-four (24) hours' notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 2.6. Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section
2.6. is effective when the last Director signs the consent, unless the consent specifies a different prior or subsequent effective date, in which cases the action is effective on or as of the specified date. A consent signed under this Section 2.6 shall have the same effect as a unanimous meeting vote of all members of the Board and may be described as such in any document.

Section 2.7. Participation by Conference Telephone. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.8. Organization. At every meeting of the Board of Directors, the Chairman of the Board, or in the Chairman's absence, a person designated by the Chairman, shall act as chairman. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary's absence, the Chairman shall appoint a secretary.

Section 2.9. Resignation. A Director may resign at any time by delivering written notice to the Chairman of the Board, the Secretary of the Corporation, the Board of Directors, or such other officer as the Board of Directors may designate, and such resignation shall become effective upon such delivery unless the notice specifies a later effective date.

Section 2.10. Compensation. Any Director who is also an officer of the Corporation shall receive no separate compensation for serving as Director. Each Director who is not an officer of the Corporation shall be paid such compensation, by way of salary, fees for attendance at meetings of the Board of Directors, special consulting fees, or other remuneration, as shall be fixed from time to time by resolution of the Board of Directors. Each Director shall be reimbursed by the Corporation for travel expenses incurred in attending such meetings.

Section 2.11. Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of Directors who complies fully with the requirements of these By-Laws. Any shareholder entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such shareholder's intent to make such nominations is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days in advance of the Originally Scheduled Date of such annual meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the date specified in these By-Laws as the date of the annual meeting if the Board of Directors does not determine otherwise, such written notice may be so given and received not later than the close of business on the 10th day following the date of the first public disclosure, which may include any public filing by the Corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meetings). Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of shareholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. This Section 2.11 shall not affect the right of the holders of either Preference or Preferred Stock to nominate and elect Directors in the event such right arises.

Section 2.12. Chairman of the Executive Committee. The Board of Directors shall elect a Chairman of the Executive Committee from among the members of the Board of Directors. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee, and shall perform such other duties and functions as may be assigned to the Chairman of such Committee from time to time by the Board of Directors.


                           ARTICLE III
               Committees of the Board of Directors
               ____________________________________

Section 3.1.  General.

     (a) The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

     (b) To the extent specified by the Board of Directors in the resolution creating a committee (as such resolution may be amended by the Board of Directors from time to time), and except as otherwise provided in the Indiana Business Corporation Law, each committee may exercise all of the authority of the Board of Directors.

     (c) Except to the extent inconsistent with the resolutions creating a committee, the provisions of these By-Laws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

     (d) A member of a committee of the Board of Directors who is also an officer of the Corporation shall receive no separate compensation for serving as a member of such committee. Each member of a committee of the Board of Directors who is not an officer of the Corporation shall be paid such compensation for attendance at committee meetings as shall be fixed from time to time by resolution of the Board of Directors. Committee members shall be reimbursed by the Corporation for travel expenses incurred in attending committee meetings.

Section 3.2.  Executive Committee.

     (a) The Board of Directors shall elect from its members an Executive Committee consisting of not less than three members to serve at the pleasure of the Board of Directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, except as described in Section 3.1(b) of this Article III, all the power of the Board of Directors in the management and direction of the business and affairs of the Corporation. All Directors, including those Directors who are not designated members of the Executive Committee, may attend meetings of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of such Committee. The Secretary of the Corporation, or, in the Secretary's absence, a person appointed by the Chairman of the Executive Committee, shall act as secretary of such Committee.

     (b) The Executive Committee shall keep regular minutes of its proceedings and all action by the Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Committee.

Section 3.3. Audit Committee. To the extent the Board of Directors creates and maintains an Audit Committee, such committee shall consist entirely of Independent Directors. For purposes of this Section 3.3, the term "Independent Director" means a director who: (i) has not been employed by the Corporation in an executive capacity within the last five years;
(ii) is not, and is not affiliated with a company that is, an advisor or consultant to the Corporation; (iii) is not affiliated with a significant customer or supplier of the Corporation; (iv) has no personal services contract(s) with the Corporation or its senior management; (v) is not affiliated with a not-for-profit entity that receives significant contributions from the Corporation; (vi) within the last five years, has not had any business relationship with the Corporation (other than service as a director) for which the Corporation has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission; (vii) is not employed by a public company at which an executive officer of the Corporation serves as a director; (viii) has not had a relationship described in (i) through (vii) above with any affiliate of the Corporation; and (ix) is not a member of the immediate family of any person described in (i) through
(viii) above.

                           ARTICLE IV
                            Officers
                            ________

Section 4.1. Designation and Selection. The Board of Directors shall elect as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, a President, and a Chief Operating Officer. The Chief Executive Officer shall appoint a Secretary and such other officers of the Corporation as the Chief Executive Officer deems appropriate, which appointments shall be presented to the Board of Directors for ratification.

Section 4.2.  Duties and Functions.

     (a) Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall, when present, preside at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall perform such other duties and functions as may be assigned to the Chairman of the Board from time to time by the Board of Directors.

     (b) Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors and shall perform such other duties and functions as may be assigned from time to time by the Board of Directors.

     (c) President. The President shall be a member of the Board of Directors and shall perform such other duties and functions as may be assigned the President from time to time by the Board of Directors or the Chief Executive Officer.

     (d Chief Operating Officer. The Chief Operating Officer shall be a member of the Board of Directors and shall perform such other duties as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

     (e) Secretary. The Secretary shall keep a record of proceedings at all meetings of the Board of Directors and of the shareholders, shall have custody of the corporate records and seal of the Corporation, shall be responsible for authenticating records of the Corporation, and shall perform such other duties and functions as may be assigned to the Secretary from time to time by the Chairman of the Board.

     (f) Other Officers. Each other officer appointed by the Chairman of the Board shall have and perform such powers, duties and functions as may be assigned to such officer from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Chief Operating Officer.

Section 4.3. Removal. The Board of Directors may remove any officer at any time with or without cause by resolution adopted by a majority of the whole Board of Directors. An officer appointed by the Chairman of the Board may also be removed at any time, with or without cause, by the Chairman of the Board.

Section 4.4. Resignations. Any corporate officer may resign at any time by delivering written notice thereof to the Board of Directors, the Chairman of the Board or the Secretary. Such resignation shall take effect at the time delivered unless a later time is specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 4.5. Compensation. The Board of Directors shall fix the salary and other compensation for officers of the Corporation who are also Directors of the Corporation and may delegate to the Chairman of the Board authority to fix salaries and other compensation of all remaining officers of the Corporation.

Section 4.6. Special Authority. The Chairman of the Board or the President, or other officers designated by either of them, shall have authority to execute guarantees, indentures for monies borrowed by the Corporation, appointments of powers of attorney and proxies to act on behalf of the Corporation, instruments for the devise or conveyance of real estate or creation of mortgages, bank forms required to open, maintain or close bank accounts, and any other written agreements to which the Corporation shall be a party which pertain to the routine operation of the Corporation and are regularly being made in the ordinary course of carrying on such operations.


                            Article V
                              Stock
                              _____

Section 5.1. Execution. The certificates of stock of the Corporation shall be signed by the President or a Vice President and the Secretary; provided, however, that where such certificates are also signed by a transfer agent or a registrar or both, the signature of such corporate officers may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of its issue.

Section 5.2. Contents. Each certificate shall state on its face the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon the shareholder's written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

Section 5.3. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its shares, whose respective duties the Board of Directors may from time to time define. No certificate for shares shall be valid until countersigned by a transfer agent if the Corporation has a transfer agent or until registered by a registrar if the Corporation has a registrar.

Section 5.4. Transfers. Shares of stock shall be transferable on the books of the Corporation by the person named in the certificate or by such person's attorney upon surrender of the certificate properly endorsed. The Corporation may deem and treat the person in whose name shares of stock stand on the books of the Corporation as the owner thereof for purposes of voting, dividends and all other purposes.

Section 5.5. Stock Transfer Records. There shall be entered upon the stock records of the Corporation the number of each certificate issued, the name and address of the registered holder of such certificate, the number, kind and class of shares represented by such certificate, the date of issue, whether the shares are originally issued or transferred, the registered holder from whom transferred and such other information as is commonly required to be shown by such records. The stock records of the Corporation shall be kept as its principal office, unless the Corporation appoints a transfer agent or registrar, in which case the Corporation shall keep at its principal office a complete and accurate shareholders' list giving the names and addresses of all shareholders and the number and class of shares held by each. If a transfer agent is appointed by the Corporation, shareholders shall give written notice of any changes in their addresses from time to time to the transfer agent.

Section 5.6. Loss, Destruction or Mutilation of Certificates. The holder of any shares of the capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause to be issued to the holder a new certificate or certificates of stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon satisfactory proof of such loss or destruction. The Board of Directors may, in its discretion, require the holder of the lost or destroyed certificate or the holder's legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the capital stock represented by the certificate or certificates alleged to have been lost or destroyed, but the Board of Directors may, in its discretion, refuse to issue a new certificate or certificates, save upon the order of a court having jurisdiction in such matters.

Section 5.7. Form of Certificates. The form of the certificates for shares of the capital stock of the Corporation shall conform to the requirements of Section 5.2 of the By-Laws and be in such printed form as shall from time to time be approved by resolution of the Board of Directors.


                           ARTICLE VI
            Indemnification of Directors and Officers
            _________________________________________

Section 6.1. Mandatory. The Corporation shall, to the fullest extent permitted by Sections 1 through 13 of Indiana Code
Ch. 23-1-37 as in effect April 1, 1986, (i) indemnify any person who is or was a Director or officer of the Corporation (and the heirs and legal representatives thereof) against expenses (including attorneys' fees), judgments, fines, and penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against such person by reason of such person's serving in such position or serving another enterprise in any capacity at the request of the Corporation, and
(ii) pay for or reimburse the reasonable expenses incurred by such person in advance of the final disposition of the action, suit or proceeding.

Section 6.1. Discretionary. Separate and apart from, and in addition to, the mandatory indemnification required under Section
6.1 of this Article, the Corporation may, in its sole discretion, provide for indemnification of any person in accordance with the provisions of Indiana Code Ch. 23-1-37, as from time to time amended, or superseding statutory provisions.

Section 6.3. Other Capacity Service. Any Director or officer of the Corporation serving in any capacity (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or of another corporation described in Subsection (i) of this Section, shall be deemed to be doing so at the request of the Corporation.

Section 6.4. Applicable Law. Any person entitled to be indemnified as a matter of right pursuant to this Article VI may elect to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by Indiana law, or on the basis of the applicable law in effect at the time indemnification is sought.

Section 6.5. Rights. The right to be indemnified pursuant to this Article VI (i) shall be a contract right of each individual entitled to be indemnified hereunder, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist with respect to events occurring prior to any rescission or restrictive modification of this Article VI.

Section 6.6. Claims. If a claim for indemnification pursuant to this Article VI is not paid in full by the Corporation within ninety days after a written request therefor has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, special legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, special legal counsel or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.


                           ARTICLE VII
                          Miscellaneous
                          _____________

Section 7.1. Indiana Business Corporation Law. The provisions of the Indiana Business Corporation Law, as amended, applicable to all matters relevant to, but not specifically covered by, these By-Laws are hereby, by reference, incorporated in and made a part of these By-Laws.

Section 7.2. Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December of each year.

Section 7.3. Control Share Act. The provisions of Chapter 42 of the Indiana Business Corporation Law, Ind. Code 23-1-42-1 et seq., shall not apply to control share acquisitions of shares of the Corporation.

Section 7.4. Seal. The Corporation shall have a corporate seal, which shall have inscribed the name of the Corporation and the word "INDIANA" around the outer edge and the words "CORPORATE
SEAL" in the center.


Section 7.5. Contracts and Other Instruments. Bonds, contracts, deeds, leases and other obligations and instruments of the Corporation may be signed in the name of and on behalf of the Corporation by (i) officers or their designees, and (ii) agents of the Corporation as may be specifically authorized by resolution of the Board of Directors.

Section 7.6. Books and Records. Subject to the laws of the State of Indiana, the books of account, records, documents and papers of the Corporation may be kept at any place or places within or without the State of Indiana.

Section 7.7. Amendments. These By-Laws may be rescinded, changed or amended, and provisions hereof may be waived, at any meeting of the Board of Directors by the affirmative vote of a majority of the entire number of Directors at the time, except as otherwise required by the Corporation's Restated Articles of Incorporation or by the Indiana Business Corporation Law.

Section 7.8. Definition of Articles of Incorporation and Restated Articles of Incorporation. The term "Articles of Incorporation" and "Restated Articles of Incorporation" as used in these By-Laws mean the Restated Articles of Incorporation of the Corporation as from time to time in effect.